Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-191543 on Form S-4 of our report dated February 15, 2013, relating to the consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries included in the Annual Report on Form 10-K of General Motors Financial Company, Inc. for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Dallas, Texas

December 6, 2013